Exhibit 5.1

Santiago, November 21, 2011

Ladies and Gentlemen,

We have acted as Chilean counsel to Banco Santander-Chile, a banking corporation (banco) organized under the laws of the Republic of Chile (“Santander”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission by Santander on November 21, for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”) shares of common stock, including shares represented by American depositary shares, without par value (the “Common Stock”).

In arriving to the opinions expressed below, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Santander and such other instruments and other certificates of public officials, officers and representatives of Santander and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In connection with the opinions expressed below, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the outstanding shares of Common Stock have been duly authorized and validly issued by Santander (in accordance with Chilean law) and are fully paid;

We are lawyers admitted to practice in the Republic of Chile and the foregoing opinion is limited to the laws of the Republic of Chile as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Validity of the Securities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely,

/s/ Marcelo Armas

Marcelo Armas
Philippi, Yrarrazaval, Pulido & Brunner